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                                                                     Exhibit 4.A





                       SAVINGS AND STOCK INVESTMENT PLAN

                             FOR SALARIED EMPLOYEES

                       (Restated as of December 21, 1994)





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                       SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES

                       (Restated as of December 21, 1994)

                               Table of Contents

Paragraph                                                                Page
I.       Definitions                                                      2
II.      Eligibility                                                      6
III.     Membership                                                       7
IV.      Contributions                                                    7
V.       Limitations on Contributions                                    10
VI.      Return of Contributions in Excess of Limitations                16
VII.     Member's Election As to Investment of Funds                     17
VIII.    Transfer of Assets to Other Investment Elections                17
IX.      Vesting of Assets Attributable to Company
           Matching Contributions                                        18
X.       Member's Account in Trust Fund                                  20
XI.      Investment of Dividends, Interest, Etc.                         20
XII.     Borrowings with Respect to Assets Attributable to
         Tax-Efficient Savings Contributions                             21
XIII.    Withdrawal by Member of  Assets Prior to Termination
           of Employment                                                 21
XIV.     Withdrawal by Member of Assets At or After Termination
           of Employment                                                 22
XV.      Distribution by the Plan of Assets At or After Termi-
           nation of Employment or upon Attainment of Age 70 1/2         22
XVI.     Conditions Applicable to Withdrawals and Distributions          23
XVII.    Transfer of Assets to Savings Plan of a Subsidiary
           by Which Member is Employed                                   27
XVIII.   Common Stock Fund, Income Fund, Current Interest Fund
           and Bond Fund                                                 27
XIX.     Member's Annual Statement                                       34
XX.      Notices                                                         34
XXI.     Trustee                                                         34
XXII.    Purchases of Securities by the Trustee                          35
XXIII.   Application of Forfeited Company Matching Contributions         36
XXIV.    Voting of Company Stock                                         36
XXV.     Cash Adjustments on Account of Fractional Interests
           in Securities                                                 37
XXVI.    Operation and Administration                                    37
XXVII.   Termination, Suspension and Modification                        40
XXVIII.  Conditions on Participation of Subsidiaries of the Company      42
XXIX.    Member's Rights not Transferable                                42
XXX.     Designation of Beneficiaries                                    42
XXXI.    Effect of Termination                                           43
XXXII.   Top-Heavy Rules                                                 43
XXXIII.  Employee Stock Ownership Plan                                   46





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                               FORD MOTOR COMPANY
                       SAVINGS AND STOCK INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES

                       (Restated as of December 21, 1994)

              This Plan has been established by the Company to encourage and facilitate systematic savings and investment by eligible employees and to provide them with an opportunity to become stockholders of the Company.

I.     DEFINITIONS.  As hereinafter used:

       1. "Affiliated Corporation" shall mean (a) the Company, and (b) any corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company and that has been approved by the Committee as an Affiliated Corporation for purposes of the Plan.

       2. "Bond Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 4 of paragraph XVIII hereof and related cash.

       3. "Bond Fund Advisor" shall mean one or more persons or companies, corporations, or other organizations appointed by the Company to provide investment advice to the Trustee concerning the Bond Fund. The Trustee may be designated a Bond Fund Advisor by the Company.

       4. "Bond Fund Units" shall mean the measure of a member's interest in the Bond Fund as described in subparagraph 4 of paragraph XVIII hereof.

       5. "Cash" shall mean and include (a) any amount of money credited to a member's account and not invested in Company stock, the Common Stock Fund or the Bond Fund, and (b) any amount credited to a member's subaccount in the Income Fund or the Current Interest Fund.

       6. "Cash value of the Bond Fund Units" shall mean the number of Bond Fund Units concerned multiplied by the Bond Fund Unit Price, as defined in subparagraph 4 of paragraph XVIII, on the date such cash value is to be determined.

       7. "Cash value of the Common Stock Fund Units" shall mean the number of Common Stock Fund Units concerned multiplied by the Common Stock Fund Unit Price, as defined in subparagraph 1 of paragraph XVIII, on the date such cash value is to be determined.

       8.     "Code" shall mean the Internal Revenue Code of 1986, as amended.





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       9.     "Committee" shall mean the Savings and Stock Investment Plan
              Committee created by the Company pursuant to the provisions of paragraph XXVI hereof.

       10. "Common Stock Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 1 of paragraph XVIII hereof and related cash.

       11. "Common Stock Fund Units" shall mean the measure of a member's interest in the Common Stock Fund as described in subparagraph 1 of paragraph XVIII hereof.

       12.    "Company" shall mean Ford Motor Company.

       13. "Company matching contributions" shall mean amounts contributed by the Company to the Plan, as provided in subparagraph 3 of paragraph IV hereof.

       14. "Company matching contributions account" shall mean an account of an employee under the Plan to which are credited Company matching contributions in respect of employee regular savings contributions or certain tax-efficient savings contributions and earnings thereon.

       15.    "Company stock" shall mean Common Stock of the Company.

       16. "Composite Quotation Listing" shall mean a composite listing of market prices of securities supplied by a reputable financial statistical service selected by the Trustee, which listing includes the prices at which securities are traded on national securities exchanges located in the United States.

       17. "Current Interest Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 3 of paragraph XVIII hereof and related cash.

       18. "Current Interest Fund Advisor" shall mean one or more persons or companies, corporations, or other organizations appointed by the Company to provide investment advice to the Trustee concerning the Current Interest Fund. The Trustee may be designated a Current Interest Fund Advisor by the Company.

       19. "Current market value" shall mean, with reference to Company stock, the closing market price on the day in question or, if no sales were made on that date, the closing market price on the next preceding day on which sales were made, in either case as reported in the Composite Quotation Listing.

       20. "Earnings," with reference to employee regular savings contributions, Company matching contributions or tax-efficient savings contributions, as the case may be, shall mean earnings resulting from the investment and any reinvestment of such contributions and any





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              increment thereof and shall include interest, dividends and other distributions on such investments.

       21. "Eligibility computation period" shall mean the 12 consecutive month period beginning with the first day of employment, or in the event that an employee does not perform in each of four calendar months in such 12 consecutive month period duties for which payment is made, the plan year which includes the first anniversary of the first day of employment, and succeeding plan years.

       22. "Employee" shall mean each person who is employed at a salary by a Participating Company or by an Affiliated Corporation and is enrolled on the active employment rolls of such Participating Company, or of such Affiliated Corporation, maintained in the United States, including without limitation any such person who also is an officer or director of a Participating Company or of an Affiliated Corporation.

       23. "Employee regular savings contributions" shall mean amounts contributed by an employee to the Plan from the employee's salary, as provided in subparagraph 1 of paragraph IV hereof.

       24. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       25. "Income Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 2 of paragraph XVIII hereof and related cash.

       26. "Income Fund Contract" shall mean an arrangement under which (a) an Income Fund Manager receives amounts of cash from the Trustee and invests such amounts primarily in such fixed income securities as may be selected by such Income Fund Manager in its discretion with the objective of conservation of principal and the realization of a reasonable rate of return consistent therewith, and (b) such Income Fund Manager pays to the Trustee such amounts of principal and accumulated earnings and gains as are to be distributed to or transferred or withdrawn by members pursuant to the Plan and such other amounts as to which the Trustee may be entitled under the arrangement.

       27. "Income Fund Manager" shall mean an insurance company or other organization which has entered into an Income Fund Contract with the Company pursuant to subparagraph 2 of paragraph XVIII hereof.

       28. "Member" shall mean and include (a) an employee who shall have elected to participate in the Plan and, in the case of an employee of a Participating Company, shall have filed a payroll deduction authorization or a Salary Reduction agreement then outstanding under the Plan, or, in the case of an employee of an Affiliated Corporation, shall have filed an undertaking then outstanding under the Plan to make regular savings contributions or to have





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              tax-efficient savings contributions made to the Plan by such method as the Committee may have designated, and (b) a person who has securities, cash, Common Stock Fund Units or Bond Fund Units in an account under the Plan.

       29. "Participating Company" shall mean and include the Company and each subsidiary of the Company that shall have elected to participate in the Plan with the consent of the Company. "Subsidiary of the Company" shall mean a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company.

       30. "Plan service" shall mean the aggregate number of years of plan service as defined in paragraph IX.

       31.    "Plan year" shall mean a calendar year.

       32. "Regular savings account" shall mean an account of an employee under the Plan to which are credited employee regular savings contributions made by such employee and earnings thereon.

       33. "Retirement Plan" means the General Retirement Plan of the Company at the time in effect or any other pension or retirement plan or program of a Participating Company or of an Affiliated Corporation.

       34. "Retirement pursuant to the provisions of any Retirement Plan" means retirement at or after normal retirement age, or early or disability retirement prior to normal retirement, or termination of employment after becoming eligible for retirement under the provisions of any Retirement Plan.

       35. "Salary" shall mean the regular base salary to which an employee of a Participating Company is entitled prior to giving effect to any Salary Reduction agreement except that "salary" shall not include any amount subject to a Salary Reduction agreement to the extent such amount cannot be contributed to the employee's account as a tax-efficient savings contribution because of the applicable limitations set forth in paragraph V hereof. In the case of an employee of an Affiliated Corporation who is eligible to make regular savings contributions to the Plan, as provided in paragraph II, "salary" shall mean the employee's last such salary at the Participating Company from which he or she is on leave of absence. "Salary" shall not include any supplemental compensation, pension, retirement or salaried income security plan payment, retainer, commission, fee, overtime or shift premium, cost-of-living allowance, or any other special remuneration.

       36. "Salary Reduction agreement" shall mean an agreement between an employee and the Participating Company to have the employee's salary reduced by an amount specified by the employee and to have an amount equal to the salary reduction contributed by the Participating Company to the Plan on behalf of the employee, pursuant to section





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              401(k) of the Code and subparagraph 2 of paragraph IV hereof, provided, however, that such amount shall be reduced as may be determined as provided in paragraph V hereof.

       37. "Tax-efficient savings account" shall mean an account of an employee under the Plan to which are credited tax-efficient savings contributions on behalf of such employee and earnings thereon.

       38. "Tax-efficient savings contributions" shall mean amounts contributed by the Company to the Plan on behalf of an employee, pursuant to a Salary Reduction agreement, as provided in subparagraph 2 of paragraph IV hereof or pursuant to an election with respect to amounts from the Profit Sharing Plan for Salaried Employees of the Company or the Flexible Compensation Account of the Company.

       39. "Trustee" shall mean the trustee or trustees appointed by the Company pursuant to the provisions of paragraph XXI hereof.

II. ELIGIBILITY. Except as hereinafter provided, each employee of a Participating Company shall be eligible for membership in, and to make employee regular savings contributions and to have tax-efficient savings contributions made to, the Plan if

       1. such employee is regularly employed on a full-time basis with twelve months or more of continuous service with one or more of the Participating Companies or with one or more of the Affiliated Corporations, during such employee's then current period of employment therewith; or

       2. such employee has completed an eligibility computation period in which such employee has performed in each of four calendar months duties for which payment is made, with one or more of the Participating Companies or with one or more of the Affiliated Corporations, without a subsequent termination of employment; or

       3. such employee is employed after a termination of employment, if such employee had become eligible under subparagraph 1 or 2 during such employee's previous employment.

The Company may in its discretion determine, in the event of the acquisition by a Participating Company or Affiliated Corporation (by purchase, merger or otherwise) of all or part of the assets of another corporation, that the service of a person as an employee of such other corporation shall be included in ascertaining whether he or she has had such service as required under subparagraph 1, 2 or 3 above for eligibility, provided that he or she shall have become an employee of a Participating Company or an Affiliated Corporation in connection with such acquisition.

       An employee of a Participating Company who shall have been granted a leave of absence to become an employee of an Affiliated Corporation and who becomes an employee of such Affiliated Corporation shall be eligible for membership in, and to make regular savings contributions or to have tax-efficient savings






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contributions made to, the Plan while he or she is on such leave of absence and is so employed, provided that (a) he or she shall have such service as required under subparagraph 1, 2, or 3 above for eligibility, including service with the Affiliated Corporation, (b) he or she shall not be a participant in any profit sharing plan, or stock bonus plan, and trust of the Affiliated Corporation qualifying for exemption from taxation under Sections 401(a) and 501(a) of the Code, or any other applicable section of the Federal tax laws, as at the time in effect, and (c) the employee's eligibility, under the provisions of this sentence, to make regular savings contributions or to have tax-efficient savings contributions made while an employee of the Affiliated Corporation shall terminate at the end of the two-year period commencing with the date the employee's leave of absence commences, or at the termination of the employee's leave of absence, or upon the date the Affiliated Corporation becomes a Participating Company, whichever first shall occur.

       An employee shall not be eligible to make regular savings contributions or to have tax-efficient savings contributions made if such employee:

       1. shall be within a collective bargaining unit for which a labor organization is recognized as collective bargaining agent by any Participating Company, except that, upon approval of the Company, the foregoing provisions of this clause shall not affect the eligibility of such employee to make regular savings contributions or to have tax-efficient savings contributions made to the Plan if such Participating Company shall have requested and received from such labor organization a waiver, in terms acceptable to such Participating Company, of all rights of and claims of right by such labor organization to bargain collectively with respect to the Plan or any substantially similar plan or program or to compel such Participating Company to do so, but only so long as such waiver shall remain in effect, or

       2. shall be a leased employee, as defined in section 414(n)(2) of the Code.

III. MEMBERSHIP. An eligible employee may elect membership in the Plan as of the first day of any month with respect to regular savings contributions and tax-efficient savings contributions by delivering to the Company on or before the 20th day (or such later day as the Committee from time to time may determine) of the month preceding such date a notice of election to participate and, in the case of an employee of a Participating Company, a payroll deduction authorization or a Salary Reduction agreement hereunder, or, in the case of an employee of an Affiliated Corporation, an undertaking to make regular savings contributions or to have tax-efficient savings contributions made to the Plan by such method as the Committee may have designated.

       A newly-hired employee of a Participating Company may elect membership in the Plan prior to the date on which such employee would otherwise become eligible for membership in the Plan for the limited purpose of making a rollover contribution to the Plan as hereinafter provided.

IV.  CONTRIBUTIONS.





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       1.  REGULAR SAVINGS CONTRIBUTIONS.  Subject to the limitations in paragraph V, each eligible employee may make regular savings contributions to the Plan from the employee's salary for each pay period by payroll deductions in such amount as the employee may authorize not to exceed 10% of such salary and to be in a full percentage amount of salary, the amount to be rounded down to the nearest full dollar.

       The payroll deduction for regular savings contributions authorized by an employee may be increased, decreased or stopped by him or her only as of the first day of any month by delivering to the Company on or before the 20th day (or such later day as the Committee from time to time may determine) of the preceding month a notice of such change. If an employee shall become ineligible to make regular savings contributions to the Plan, the employee's payroll deduction authorization shall terminate forthwith. If the payroll deduction authorization of an employee shall terminate for any reason, the employee thereafter may, subject to the eligibility provisions of the Plan, resume contributing to the Plan, as of the first day of any month by delivering to the Company on or before the 20th day (or such later day as the Committee from time to time may determine) of the preceding month a payroll deduction authorization hereunder. An employee shall not be entitled to make regular savings contributions to the Plan, and no deduction shall be made pursuant to the employee's payroll deduction authorization, in or for any period in which the employee is not receiving a salary.

       The Committee may require employees of an Affiliated Corporation who elect to make regular savings contributions to the Plan to contribute by payroll deductions or by such other method as the Committee may designate. If the Committee shall designate a method other than payroll deductions, the Committee shall adopt rules applying, as nearly as practicable, to such method of making regular savings contributions the provisions of this paragraph IV relating to payroll deductions.

       Also, each eligible employee may elect to make regular savings adjustment contributions to the Plan from his or her salary for each pay period by payroll deductions in an amount equal to the percentage of tax-efficient savings contributions elected pursuant to the provisions of subparagraph 2 of paragraph IV hereof, up to 10% of salary, in the event that the employee's tax-efficient savings contributions for any year exceed $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years after 1987.

       2. TAX-EFFICIENT SAVINGS CONTRIBUTIONS. Subject to the limitations in paragraph V, each eligible employee, by filing with the Company a Salary Reduction agreement in such form as the Committee may prescribe, may elect to have contributed to the Plan on his or her behalf for each pay period, beginning with the first day of the first month following the filing of such agreement, on or before the 20th day (or such later day as the Committee from time to time may determine) of the month preceding such day, a tax-efficient savings contribution in such amount as he or she may authorize not in excess of 15% of his or her salary for such pay period. The Salary Reduction agreement shall specify that such contributions are to be made in a full percentage amount of salary, the amount to be rounded down to the nearest full dollar.





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       Subject to the foregoing provisions of this subparagraph 2 of paragraph
IV, the rate of tax-efficient savings contribution authorized by the employee may be decreased, increased or stopped by the employee only as of the first day of any month by delivering to the Company on or before the 20th day (or such later day as the Committee from time to time may determine) of the month preceding such date a notice of such change. If an employee shall become ineligible to make regular savings contributions to the Plan, his or her Salary Reduction agreement shall terminate forthwith. If the Salary Reduction agreement of an employee shall terminate for any reason, the employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of tax-efficient savings contributions to the Plan, as of the first day of any month by delivering to the Company on or before the 20th day (or such later day as the Committee from time to time may determine) of the month preceding such date a Salary Reduction agreement hereunder.

       In addition, and subject to such regulations as the Committee from time to time may prescribe, each eligible employee may elect to have contributed to the Plan on his or her behalf, as tax-efficient savings contributions, amounts from the Company's Profit Sharing Plan for Salaried Employees and the Company's Flexible Compensation Account that would otherwise be distributed to or allocated on behalf of the employee, provided, however, that for purposes of this provision an employee shall not be eligible unless such employee is enrolled on the active employment rolls of a Participating Company or an Affiliated Corporation, or is on short-term disability leave from a Participating Company or an Affiliated Corporation, at the date of making such election.

       3. COMPANY MATCHING CONTRIBUTIONS. Except as may be hereinafter provided and subject to the limitations in paragraph V, the Company shall contribute to the Plan for each month, out of current or accumulated earnings and profits, but not otherwise, an amount equal to 60% of the aggregate amount of employee regular savings contributions and tax-efficient savings contributions (but excluding Profit-Sharing Plan contributions and Flexible Compensation Account contributions) for such month and an amount equal to the value of forfeited securities and cash attributable to Company matching contributions and earnings thereon that are to be restored to the regular savings accounts of members for such month pursuant to the provisions of paragraph XIII, XIV and XVI hereof, provided, however, that for purposes of this subparagraph V.3., any portion of the aggregate of an employee's regular savings contributions and tax-efficient savings contributions that exceeds 10% of such employee's salary shall not be taken into account (or, if a Participating Company so elects, any portion that exceeds 5%, or such other percentage as such Participating Company elects, of that salary of an employee of such Participating Company shall not be taken into account).

       If the Commissioner of Internal Revenue determines that the trust fund does not constitute an exempt trust, or refuses, in writing, to issue a determination as to whether the trust fund is an exempt trust, the Company's matching contributions made to the Plan on or after the date on which such determination or refusal is applicable shall be returned to the Company without interest within one year of such determination or refusal. If all or part of the Company's deductions under Section 404 of the Code for matching





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contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company without interest within one year of such disallowance. The Company may recover, without interest, the amount of its matching contributions to the Plan made on account of a mistake in fact, provided that such recovery is made within one year after the date of such contribution. Any recovery by the Company of its matching contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company's matching contributions and with earnings thereon.

       4. ROLLOVER CONTRIBUTIONS. A newly-hired employee of a Participating Company may make a rollover contribution, as permitted under Section 402(a)(5) of the Code, to the Plan in cash in an amount not exceeding the total amount of taxable proceeds distributed or distributable to such employee by a similar qualified plan maintained by his or her immediately preceding former employer. The rollover contribution may be made directly by such plan or by the employee within 60 days following the receipt by the employee of such distribution from such former employer's plan, subject to such regulations as the Committee shall from time to time adopt. Rollover contributions shall be invested in accordance with the member's election among investment elections available under the Plan.

       5. TRANSFER OF ASSETS FROM SAVINGS PLAN OF A SUBSIDIARY BY WHICH MEMBER WAS FORMERLY EMPLOYED. Subject to such regulations as the Committee shall from time to time establish and subject to transfer by the transferor plan, a member may elect to have the Plan accept transfer to the Plan of any fully vested amounts, either in the form of cash or Ford stock, in such member's accounts under a savings plan of a subsidiary where such member was formerly employed provided that such acceptance would not require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transferor plan. Any such transferred amounts shall be invested in accordance with the member's election among investment elections available under the Plan. Such an election may be made within a period of one year following transfer of employment or, if later, September 30, 1995.

V.  LIMITATIONS ON CONTRIBUTIONS.

       1. LIMITATION ON COMPENSATION TAKEN INTO ACCOUNT. The total amount of compensation taken into account under the Plan for any employee for any year shall not exceed $150,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for such year.

       2. ANNUAL LIMIT ON TAX-EFFICIENT SAVINGS CONTRIBUTIONS. The total amount of tax-efficient savings contributions allowable for any employee for any year shall not exceed $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for such year.

       3. LIMITATIONS ON CONTRIBUTIONS APPLICABLE TO HIGHLY COMPENSATED EMPLOYEES. The regular savings contribution percentage and the tax-efficient savings contribution percentage for any eligible employee who is a





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highly-compensated employee for the year shall be limited to the extent required under the following tables:

               REGULAR SAVINGS CONTRIBUTION PERCENTAGE LIMITATION

If the average regular savings
contribution percentage of                The allowable average regular savings
eligible employees who are not            contribution percentage for eligible
highly compensated employees for          employees who are highly compensated
the year is:                              employees shall not exceed:

(a)    2% or less                         (a)    2.0 multiplied by the average
                                                 regular savings contribution
                                                 percentage for eligible
                                                 employees who are not highly
                                                 compensated employees

(b)    over 2% but not more than 8%       (b)    2.0 percentage points added to
                                                 the average regular savings
                                                 contribution percentage for
                                                 eligible employees who are
                                                 not highly compensated
                                                 employees

(c)    more than 8%                       (c)    1.25 multiplied by the
                                                 average regular savings
                                                 contribution percentage for
                                                 eligible employees who are not
                                                 highly compensated employees

                                          or, in any case, such lesser
                                          amount as the Secretary of the
                                          Treasury shall prescribe to prevent
                                          the multiple use of parts (a) and
                                          (b) of this limitation with respect
                                          to any highly compensated employee.

           TAX-EFFICIENT SAVINGS CONTRIBUTIONS PERCENTAGE LIMITATION

If the average tax-efficient savings      The allowable average tax-efficient
contribution percentage of                savings contribution percentage for
eligible employees who are not            eligible employees who are highly
highly compensated employees for          compensated employees shall not
the year is:                              exceed:

(a)    2% or less                         (a)    2.0 multiplied by the average
                                                 tax-efficient savings
                                                 contribution percentage for
                                                 eligible employees who are not
                                                 highly compensated employees

(b)    over 2% but not more than 8%       (b)    2.0 percentage points added
                                                 to the average
                                                 tax-efficient savings con-





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                                                 tribution percentage
                                                 for eligible employees who are
                                                 not highly compensated
                                                 employees

(c)    more than 8%                       (c)    1.25 multiplied by the average
                                                 contribution percentage for
                                                 eligible employees who are
                                                 not highly compensated
                                                 employees

                                          or, in any case, such lesser
                                          amount as the Secretary of the
                                          Treasury shall prescribe to
                                          prevent the multiple use of parts
                                          (a) and (b) of this limitation
                                          with respect to any highly
                                          compensated employee.

The Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable regular savings and Company matching contributions, and tax-efficient savings contributions, respectively, for the year with respect to any or all eligible highly compensated employees. Any such reductions by the Committee shall be made in such manner as the Committee from time to time may prescribe.

       "Average regular savings contribution percentage" means the average of the regular savings contribution percentages of the eligible employees in a group.

       "Average tax-efficient savings contribution percentage" means the average of the tax-efficient savings contribution percentages of the eligible employees in a group.

       "Regular savings contribution percentage" means the ratio (expressed as a percentage) of the sum of employee regular savings and Company matching contributions under the Plan on behalf of the eligible employee for the year to the eligible employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the employee during the year which is required to be reported as wages on the employee's Form W-2, plus tax-efficient savings contributions. The determination of the contribution percentage and the treatment of employee regular savings and Company matching contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

       "Tax-efficient savings contribution percentage" means the ratio (expressed as percentage) of tax-efficient savings contributions under the Plan on behalf of the eligible employee for the year to the eligible employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the employee during the year which is required to be reported as wages on the employee's Form W-2, plus tax-efficient savings contributions. The determination of the tax-efficient savings contribution percentage and the treatment of tax-efficient savings contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Code.

       The regular savings contribution percentage and the tax-efficient savings contribution percentage for any eligible employee who is a highly compensated employee for the year and who is eligible to make regular savings contributions, to receive Company matching contributions or to have tax-efficient savings contributions allocated to his or her account under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Company or an affiliated corporation shall be determined as if all such contributions were made under a single plan.

        "Highly compensated employee" means any employee who, during the year or the prior year -

       (A)    was at any time a 5-percent owner,

       (B)    received compensation from the Company in excess of $75,000,

       (C) received compensation from the Company in excess of $50,000 and was in the group consisting of the top 20 percent of employees when ranked on the basis of compensation paid during the year, or

       (D) was at any time an officer and received compensation greater than 150 percent of the dollar amount in effect under subparagraph 4.A(b) of this paragraph V.

Compensation for this purpose means compensation as defined in subparagraph 4.D of this paragraph V, plus tax-efficient savings contributions.

       The dollar amounts set forth in (B) and (C) above shall be adjusted for inflation in accordance with the Code and applicable regulations.

       Any employee not described in (B), (C) or (D) in the prior year shall not be treated as a highly compensated employee in the current year unless the employee is a member of the group consisting of the 100 employees paid the greatest compensation during the current year.

       To the extent not described here, the rules contained in section 414(q) of the Code shall apply in determining the number and identity of highly compensated employees. Notwithstanding any other provision of the Plan, for purposes of determining the number or identity of highly compensated employees, employees shall include leased employees as defined in section 414(n)(2) of the Code.

       4. LIMITATIONS ON CONTRIBUTIONS UNDER SECTION 415 OF THE INTERNAL REVENUE CODE.

       A. LIMITATION. Notwithstanding any other provision hereof, the sum of the Annual Additions (as defined in subparagraph B of this subparagraph 4) in respect of any employee for any Limitation Year (as defined in subparagraph C of this subparagraph 4) shall not exceed the lesser of

              (a) 25% of the employee's Compensation (as defined in subparagraph D of this subparagraph 4), or

              (b) $30,000 (or, if greater, one-quarter of the dollar limitation in effect under Code Section 415(b)(1)(A) as adjusted for inflation by the Secretary of the Treasury pursuant to 415(d) of the Code).

       B. ANNUAL ADDITIONS. The Annual Addition in respect of any employee for any Limitation Year (as defined in subparagraph C of this subparagraph 4) shall mean the sum for such year of

              (a) Company matching contributions and tax-efficient savings contributions in respect of the employee under this Plan, plus

              (b)    the sum of:

                     (i) the employee's contributions under the Company's General Retirement Plan (or any similar plan of a subsidiary or affiliate of the Company),

                     (ii) the employee's regular savings contributions that are matched by Company matching contributions pursuant to paragraph IV.3 hereof, and

                     (iii) the employee's regular savings contributions to this Plan that are not matched by Company matching contributions.

       C. LIMITATION YEAR. For purposes of this paragraph, Limitation Year shall mean the calendar year.

       D. COMPENSATION. As used in subparagraph A(a) of this subparagraph 4, Compensation shall mean the compensation (as defined by Section 415(c)(3) of the Code and Section 1.415-2(d) of the Income Tax Regulations) paid or made available to an employee during the Limitation Year in question.

       E. ORDER OF APPLICATION OF LIMITATIONS. If the Annual Addition taken into account under subparagraph B of this subparagraph shall exceed, or shall be reasonably projected to exceed, the limitation of such Annual Addition required by subparagraph A of this subparagraph, any necessary or appropriate reduction in employee regular savings contributions, Company matching contributions or tax-efficient savings contributions shall be applied, first by reducing amounts contributed as tax-efficient savings contributions pursuant to subparagraph 2 of paragraph
              IV hereof from the Company's Profit Sharing Plan for Salaried Employees and, if necessary, from the Company's Flexible Compensation Account, second by reducing the employee regular savings contributions taken into account under subparagraph B(b)(iii) of this subparagraph, third by reducing the employee regular savings contributions taken into account under subparagraph B(b)(ii) of this subparagraph, and related Company matching contributions (in the same ratio as provided for Company matching contributions under subparagraph 3 of paragraph IV hereof), fourth by reducing tax-efficient savings contributions that are not matched by Company matching contributions, and fifth by reducing tax-efficient savings contributions that are matched by Company matching contributions pursuant to subparagraph 3 of paragraph IV hereof and related Company matching contributions (in the same ratio as provided for Company matching contributions under subparagraph 3 of paragraph IV hereof).

              Notwithstanding any other provision of the Plan, in conforming to the limitations of this subparagraph 4 the aforementioned reductions in employee regular savings contributions, Company matching contributions and tax-efficient savings contributions may be made in less than a full percentage amount and may be rounded down to the nearest full dollar. Any reduction pursuant to this paragraph may be effected (i) before the Annual Addition reaches the limitation required by subparagraph A of this subparagraph 4 in order to carry out the ordering rule of this subparagraph, or (ii) with respect to employee regular savings contributions, retroactively as provided in Section 1.415-6(b)(6)(iv) of the Income Tax Regulations by returning to the employee such employee regular savings contributions as are necessary to reduce the employee's Annual Addition to such limitation, along with any earnings or gains attributable to such returned contributions. This retroactive reduction shall be made by a distribution by the Trustee to the employee of securities, cash, cash value of Common Stock Fund Units or cash value of Bond Fund Units in the employee's regular savings account that are attributable to the contributions to be returned, which contributions shall be those for the most recent month and such immediately preceding months as may be necessary to complete the return of contributions, provided that if less than all of such contributions for a month will complete such return, the securities, cash, cash value of Common Stock Fund Units and cash value of Bond Fund Units to be distributed shall be taken from the employee's account in proportion to the way in which such contributions had been invested when made.

       F. PARTICIPANTS IN PLANS OF SUBSIDIARIES OR AFFILIATED CORPORATIONS. If a member of this Plan, at any time during the calendar year, was a participant under any defined contribution plan (as that term is used in Section 415(c) of the Code) of a subsidiary of the Company or an affiliated corporation (all such plans being referred to herein collectively as "affiliate plans"), then the determination of the Annual Addition in respect of such member for such calendar year as described in subparagraph B hereof shall be modified as provided in this subparagraph:

              (i) any employer contributions (as that term is used in Section 415(c)(2)(A) of the Code) and any forfeitures allocated during such year for the account of such member under all affiliate plans in respect of services performed prior to the member's commencement of participation under this Plan shall be added to the amount determined under subparagraph B of this subparagraph 4; and

              (ii) any employee contributions (as that term is used in Section 415(c)(2)(B) of the Code) by such member during such year under all affiliate plans in respect of services performed prior to the member's commencement of participation under this Plan shall be taken into account for purposes of subparagraph B(b) of this subparagraph 4.

       G. COMBINED LIMITATION. If the member is, or was, covered under a defined benefit plan and defined contribution plan maintained by the Company, the sum of the member's defined contribution plan fraction may not exceed 1.0 in any limitation year.

              The defined benefit plan fraction is a fraction, the numerator of which is the sum of the member's projected annual benefits under all defined benefit plans (whether or not terminated) maintained by the Company and the denominator of which is the lesser of (i)
              1.25 times the dollar limitation of Section 415(b)(1)(A) of the Code in effect for the limitation year, or (ii) 1.4 times the member's average compensation for the three consecutive years that produces the higher average.

                       The defined contribution plan fraction is a fraction,
              the numerator of which is the sum of the annual additions to the member's account under all defined contribution plans maintained by the Company (whether or not terminated) for the current and all prior limitation years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the employer (i)
              1.25 times the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) 1.4 times the amount which may be taken into account under Section 415(c)(1)(B) of the Code.

                       Projected annual benefit means the annual benefit to
              which the member would be entitled under the terms of the plan, if the participant continued employment until normal retirement age (or current age, if later) and the member's compensation for the limitation year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later).

                       If, in any limitation year, the sum of the defined
              benefit plan fraction and the defined contribution plan fraction will exceed 1.0, the rate of benefit accruals under the defined benefit plan will be reduced so that the sum of the fractions equals 1.0.

VI. RETURN OF CONTRIBUTIONS IN EXCESS OF LIMITATIONS. Subject to such regulations as the Committee from time to time may prescribe, a member whose tax-efficient savings contributions to this Plan and similar contributions to all other plans in which the member is a participant exceed the limit of $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury for any year may request and receive return of such excess tax-efficient savings contributions to this Plan for such year and earnings thereon by submitting a request for return of such excess in this Plan to the Committee in such form as shall be acceptable to the Committee. Such amounts contributed for an immediately preceding plan year shall be returned no later than each April 15 to members who submit such requests to the Committee no later than the immediately preceding March 1.

       Tax-efficient savings contributions and earnings thereon in excess of the limitations in subparagraph 3 of paragraph V applicable to such contributions shall be returned to members on whose behalf such contributions were made for the preceding plan year at such times and upon such terms as the Committee shall prescribe.

       Regular savings contributions and Company matching contributions and earnings thereon in excess of the limitations in subparagraph 3 of paragraph V applicable to such contributions shall be returned to members or to the Company, as the case may be, at such times and upon such terms as the Committee shall prescribe.

VII. MEMBER'S ELECTION AS TO INVESTMENT OF FUNDS. A member's regular savings contributions and tax-efficient savings contributions each shall be invested in one of the following ways as the member shall elect with respect to each:

       (a) 100% in Company stock, the Common Stock Fund, the Bond Fund, the Income Fund, the Current Interest Fund, or

       (b) Any combination of the Common Stock Fund, Company stock, the Bond Fund, the Income Fund and the Current Interest Fund, in whole multiples of 1%.

       A member's initial investment election hereunder shall be stated in his or her notice of election to participate or Salary Reduction agreement. Each investment election hereunder shall remain in effect until changed by the member, and may be changed effective the first day of any month in respect of regular savings contributions or tax-efficient savings contributions made thereafter by delivering a notice to the Company on or before the 20th day (or such later day as the Committee from time to time may determine) of the preceding month. Company matching contributions shall be invested in Company stock.

VIII. TRANSFER OF ASSETS TO OTHER INVESTMENT ELECTIONS. Any member may elect, at such times, in such manner, to such extent and with respect to such assets as the Committee from time to time may determine, to have the value of securities, cash, cash value of Common Stock Fund Units and cash value of Bond Fund Units in such member's regular savings account, tax-efficient savings account or matching contributions account transferred by being invested in such other of the ways in which a member's regular savings contributions or tax-efficient savings contributions may be invested provided, however, that:

       (a) a member may not transfer the value of amounts credited to his or her Income Fund subaccount except at such times as the Committee may determine.

       (b) a member may not transfer the value of Company stock in such member's Company matching contributions account until after the end of the second calendar year succeeding the year to which such securities and cash are attributable or, if later, until such securities and cash shall have vested pursuant to the provisions of paragraph IX hereof provided, however, that a member whose employment is terminated may elect to have such transfer made at any time at or after termination of employment;

       (c) a member may make one such transfer election with respect to his or her regular savings account, one such transfer election with respect to his or her tax-efficient savings Account, and one such transfer election with respect to his or her matching contributions account during each calendar month and, in addition, a member may elect to transfer the value of amounts credited to his or her Income Fund subaccount at any such time as the Committee may determine; and

       (d) all such transfer elections shall be subject to such other regulations as the Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections.

IX. VESTING OF ASSETS ATTRIBUTABLE TO COMPANY MATCHING CONTRIBUTIONS. Assets attributable to Company matching contributions shall vest in accordance with the following provisions of this paragraph for employees on the active employment roll on or after January 1, 1989.

       Assets attributable to Company matching contributions shall become non-forfeitable upon the occurrence of the earliest of the following:

       (i) attainment by the member of age 65 as an active employee or, if earlier, attainment by the member of five years of Plan service before incurring a Plan break in service, as hereinafter defined;

       (ii) retirement of the member pursuant to the provisions of any retirement plan maintained by the Company or a subsidiary of the Company;

       (iii)  death of the member prior to termination of employment;

       (iv) death or disability of a member who terminates employment with the Company to enter military service and is therefore unable to return to work with the Company within the applicable reinstatement period; or

       (v) election by a member in accordance with the provisions of paragraph XVII to have the assets in such member's account transferred to the savings plan of a subsidiary by which such member is currently employed;

provided, however, that assets attributable to Company matching contributions shall be forfeited upon the occurrence of the following:

       (i) termination of employment of the member prior to attainment of five years of Plan service, as hereinafter defined, for any reason other than death, retirement pursuant to the provisions of any retirement plan maintained by the Company or a subsidiary of the Company, layoff, medical leave or release due to continued disability after expiration of medical leave; or

       (ii) withdrawal by the member prior to attainment of five years of Plan service, as hereinafter defined, of assets attributable to regular savings contributions upon which Company matching contributions are based or withdrawal by the member before the member attains age 59 1/2 of assets attributable to tax-efficient savings contributions upon which Company matching contributions are based except as provided in paragraph XIII, XIV and XVI.

For purposes of this paragraph IX, no termination of employment by a member shall be deemed to have occurred in any instance

       (i) where, not later than 30 days after the occurrence of an event which in the absence of this provision would constitute a termination of his or her employment hereunder, he or she becomes regularly employed by an Affiliated Corporation, or

       (ii)   where the member shall be laid off due to a reduction in force, or

       (iii) where the member shall be released due to his or her continued disability, or

       (iv) where the member shall be granted a military leave of absence, and either (A) the member's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the member either dies, becomes eligible for a retirement benefit under the provisions of any Retirement Plan, or

       (v) where the member shall have become employed by a subsidiary of the Company.

       A "year of plan service" means a calendar year in which the member has completed four or more months of plan service.

       A "month of plan service" means a calendar month for which the member is paid for one or more hours for the performance of duties, laid off, released due to continued disability after expiration of medical leave or on a medical, maternity, adoption or personal leave of absence (excluding educational, public office, and geographical move leaves of absence).

       A "plan break in service" occurs after five consecutive one year breaks-in-service.

       A "one year break-in-service" occurs when a member does not complete at least two months of plan service in a calendar year.

       If a member incurs a plan break in service, such member must commence accumulating sufficient service under the Plan after such break in service to meet the vesting requirements specified above.

       If a member is required to forfeit assets attributable to Company matching contributions as a result of a withdrawal by the member, then such member may subsequently elect to return such a withdrawal to the Plan and have the assets attributable to Company matching contributions restored to his or her account as provided in subparagraph 6 of paragraph XVI.

X. MEMBER'S ACCOUNT IN TRUST FUND. At such times as the Trustee shall require in connection with the Trustee's purchases of Company stock pursuant to the provisions of paragraph XXII hereof, but not later than 30 days after the last day of each month, the Company shall pay to the Trustee (a) the employee regular savings contributions for such month, (b) the Company matching contribution for such month less any amount then to be applied to reduce Company matching contributions pursuant to the provisions of paragraph XXIII hereof, (c) the tax-efficient savings contributions for such month, and (d) the amounts of payments by members with respect to loans and interest thereon pursuant to paragraph XII hereof, provided, however, that employee regular savings contributions, tax-efficient savings contributions and loan and interest payments for such month to be invested in the Common Stock Fund, in the Bond Fund, in the Income Fund or in the Current Interest Fund shall be paid to the Trustee on or as soon as practicable after the last day of such month. Upon receipt of such payments by the Trustee, the aggregate amount of such payments (and earnings thereon, as from time to time received by the Trustee) shall be credited to the respective accounts of the members, and the Trustee shall hold, invest and dispose of the same as provided in the Plan. Amounts credited to a member's Company matching contributions account for a month shall be credited first in respect of any such tax-efficient savings contributions as shall have been made for the member for such month and then, to the extent that the amount so credited does not equal the total amount to be credited to the member's Company matching contributions account for such month, the remainder shall be credited in respect of such employee's regular savings contributions as shall have been made by the member for such month. A member shall not have any interest in or right or power in respect of Company matching contributions or earnings thereon, whether or not credited to his or her account, except as provided in the Plan.

XI. INVESTMENT OF DIVIDENDS, INTEREST, ETC. Cash dividends and the cash proceeds of any other distribution received on Company stock shall be invested in Company stock. Cash dividends and the cash proceeds of any other distribution in respect of Common Stock Fund, Current Interest Fund or Bond Fund investments shall be invested pursuant to paragraph XVIII hereof applicable to the Common Stock Fund, the Current Interest Fund and the Bond Fund, respectively.

XII. BORROWINGS WITH RESPECT TO ASSETS ATTRIBUTABLE TO TAX-EFFICIENT SAVINGS CONTRIBUTIONS. Subject to such regulations as the Committee from time to time may prescribe, a member may apply for and receive a loan from the Plan in an amount not exceeding in the aggregate the value, at the time of any such loan, of the securities, cash (except any amount credited to such member's Income Fund subaccount), cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her tax-efficient savings account that are attributable to tax-efficient savings contributions made on his or her behalf and that the member shall have designated to be used to provide the amount of the loan.

       All such loans shall (i) be available to all members on a reasonably equivalent basis, (ii) be adequately secured and (iii) bear a reasonable rate of interest and be subject to such other requirements, including repayment terms, as the Committee from time to time may prescribe, provided, however, that (a) the entire amount of any such loan and all amounts of related interest must be repaid not later than 60 months (or, when permitted by law, such later date as the Committee may determine) after the month in which the loan is effective and (b) repayments shall be made by a member from his or her salary by payroll deductions or in such other manner as the Committee may prescribe. All such requirements shall be applicable on a uniform and non-discriminatory basis to all members who may apply for such loans.

       Amounts paid by a member, including interest payments, with respect to any such loan shall be credited to a loan subaccount in such member's tax-efficient savings account. Amounts in the loan subaccount shall be invested in accordance with such regulations as the Committee from time to time may prescribe.

XIII.  WITHDRAWAL BY MEMBER OF  ASSETS PRIOR TO TERMINATION OF EMPLOYMENT.

       1. TAX-EFFICIENT SAVINGS. A member shall not be permitted to withdraw prior to his or her termination of employment all or any portion of the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in the member's tax-efficient savings account attributable to tax-efficient savings contributions, provided, however, that such withdrawal shall be permitted subject to the conditions in paragraph XVI (i) at any time after the member shall have attained age 59-1/2 or (ii) prior to attaining age 59-1/2, if (a) the withdrawal is made on account of an immediate and heavy financial need of the member and is necessary to satisfy such financial need or
(b) the requirements of safe harbors as provided in regulations promulgated by the Internal Revenue Service are met provided, however, that any withdrawal on account of financial hardship cannot exceed the value of tax-efficient savings assets as of December 31, 1988 plus the dollar amount of tax-efficient savings contributions made to the account of the member thereafter, exclusive of earnings thereon, and provided, further, that in the event of any withdrawal by a member prior to attaining age 59 1/2, such member shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets. The assets so withdrawn shall be delivered to the member as soon as practicable after the effective date of the withdrawal.

       2. REGULAR SAVINGS. Subject to the conditions in paragraph XVI, at any time or from time to time prior to termination of employment, a member may withdraw all or part of the securities, cash, cash value of the Common Stock Fund units and cash value of the Bond Fund Units in his or her regular savings account that are attributable to his or her employee regular savings contributions or earnings thereon provided, however, that such member shall not be permitted to make contributions to the Plan for a period of 12 months succeeding the date of any withdrawal of assets on which the Company match is based if such withdrawal is made within two years following the end of the year in which such contributions were made.

       3. COMPANY MATCHING. Subject to the conditions in paragraph XVI,a member may withdraw all or part of the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her Company matching account that are attributable to Company matching contributions or earnings thereon at any time and from time to time prior to termination of employment to the extent such assets shall have vested pursuant to the provisions of paragraph IX provided, however, that no such withdrawal shall be permitted for two years following the end of the year in which Company matching contributions were made.

XIV. WITHDRAWAL BY MEMBER OF ASSETS AT OR AFTER TERMINATION OF EMPLOYMENT. Subject to the conditions in paragraph XVI, a member who has terminated employment for any reason (whether voluntary or by discharge, with or without cause), may elect to withdraw all or part of the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her regular savings account and tax-efficient savings account and the securities, cash, cash value of the Common Stock Fund Units and cash value of Bond Fund Units in his or her Company matching account to the extent the same shall have vested as provided in paragraph IX. Such assets shall be delivered to the member as soon as practicable after receipt by the Company of a request for withdrawal made by the member at or after termination of employment.

XV. DISTRIBUTION BY THE PLAN OF ASSETS AT OR AFTER TERMINATION OF EMPLOYMENT OR UPON ATTAINMENT OF AGE 70 1/2. Distribution by the Plan of all assets in a member's account, including assets attributable to Company matching contributions to the extent such assets shall have vested, shall be governed by the following provisions:

       1. TERMINATION OF EMPLOYMENT. In the case of a member's termination of employment for any reason (whether voluntary or by discharge, with or without cause), the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her regular savings account and tax-efficient savings account and the securities, cash, cash value of the Common Stock Fund Units and cash value of Bond Fund Units in his or her Company matching account to the extent the same shall have vested as provided in paragraph IX shall be delivered to the member as soon as practicable after the end of the year in which such member attains age sixty-five (65) or the date on which such member attains age seventy (70) if the member shall have elected deferral to age seventy (70) provided, however, that in the case of a distribution to a member who has attained age sixty-five (65), distribution shall be made no later than the 60th day after the close of the year in which the member attains age sixty-five (65). In the event of death of the member, distribution shall be made to such member's beneficiaries hereunder as soon as practicable after notice of such member's death is received by the Company.

If any loan is in default as of the end of any year, the entire balance of such loan shall be treated as a distribution under the Plan as of the end of such year.

       2. ATTAINMENT OF AGE 70-1/2 BY AN EMPLOYEE WHO HAS NOT TERMINATED EMPLOYMENT. In the case of a member who has attained age seventy and one-half (70-1/2) on or after January 1, 1988 and who has not terminated employment, distribution of the securities, cash, cash value of the Common Stock Fund and cash value of Bond Fund Units in his or her account shall begin not later than April 1 of the calendar year following the calendar year in which the member attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years; upon termination of such member's employment, the assets remaining in the member's account shall be distributed. Such distribution shall be made in accordance with regulations prescribed by the Secretary of the Treasury and subject to such regulations as the Committee may prescribe.

XVI.   CONDITIONS APPLICABLE TO WITHDRAWALS AND DISTRIBUTIONS.

       1. Each withdrawal shall be made as of the last day of a calendar month, upon the member's written request delivered to the Company on or before the 20th day (or such later day as the Committee from time to time may determine) of such month. The securities, cash, cash value of the Common Stock Fund Units and cash value of Bond Fund Units being withdrawn shall be delivered to the member as soon as practicable after the effective date of the withdrawal.

       2. Upon and in accordance with each such request for withdrawal, there shall be delivered to the member the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her regular savings account, which are attributable to his or her regular savings contributions or earnings thereon or in his or her tax-efficient savings account, which are attributable to his or her tax-efficient savings or earnings thereon, or in his or her Company matching contributions account. To the extent that any amounts of securities and cash in his or her Company matching contributions account were credited in respect of such regular savings contributions or tax-efficient savings contributions, the same not being vested shall be forfeited and shall be applied as provided in paragraph XXIII hereof.

       3. Each distribution shall be made as of the last day of a calendar month and the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units being distributed shall be delivered to the member as soon as practicable after the effective date of the distribution.

       4. Subject to the provisions of paragraph XXII hereof, and subject to such regulations as the Committee from time to time may prescribe, a member requesting a withdrawal or required to receive a distribution may agree to sell to the Trustee for purposes of the Plan all full shares of Company stock covered by his or her withdrawal request or included in a distribution, such sale to be at a price per share equal to the market value of Company stock on the effective date of the withdrawal or distribution. The member so agreeing shall pay all applicable transfer taxes incident to the sale of such shares to the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the member.

       5. In the case of a distribution of assets pursuant to subparagraph 4E of paragraph V hereof that is made from a member's regular savings account or tax-efficient savings account, to the extent that any amounts of securities and cash in the member's Company matching contributions account had been credited in respect of the employee's regular savings or tax-efficient savings contributions to which such assets are attributable, the same not being vested shall be forfeited and shall be applied as provided in paragraph XXIII hereof.

       6. REDEPOSITS. If a withdrawal is made by a member from his or her regular savings account or tax-efficient savings account pursuant to the provisions of paragraph XIII or XIV and prior to the date on which related Company matching contributions and earnings thereon have vested as determined pursuant to the provisions of paragraph IX hereof, such member may subsequently elect to return to the Plan in a lump sum in cash the value as of the effective date of withdrawal of the securities and cash delivered pursuant to paragraph XIII or XIV and thereby have restored to his or her Company matching contributions account securities and cash having a value equal to the value, as of the effective date of withdrawal, of the securities and cash attributable to Company matching contributions or earnings thereon that had been forfeited. Any such return shall be made not later than the end of the five-year period beginning with the effective date of withdrawal or, if the member ceases to be employed by a Participating Company, not later than the end of a period of five consecutive plan years, beginning with the plan year in which the termination of employment occurred, during which the member is not employed on the last day of each plan year. For purposes of determining whether a member has not been employed for five consecutive plan years, any year in which the member is absent on the last day of the year by reason of pregnancy of the member, birth of a child of the member, placement of a child with the member in connection with the adoption of such child by such member, or for purposes of child care immediately following such birth or placement shall be disregarded. Termination of employment for purposes of this subparagraph 6 shall mean, in the case of a member who is laid off because of a reduction in force, the later of the date on which such layoff begins or the effective date of withdrawal pursuant to the provisions of paragraph XIII or XIV by such member.

              If any such return is made on or before December 31 of the year in which the effective date of withdrawal occurs, the securities and cash attributable to the amount so returned or so restored shall be included in the plan year from which the withdrawal was made and if made after such December 31, in the plan year which succeeds the plan year from which withdrawal was made by one year for each December 31 that occurs on or after the effective date of the withdrawal and prior to the date of such return.

              The amount of cash so returned and any Company stock or Common Stock Fund Units or Bond Fund Units acquired therewith shall be treated as employee regular savings contributions for purposes of determining the extent to which securities and cash attributable to Company matching contributions or earnings thereon have vested pursuant to paragraph IX, subsequent distributions or withdrawals pursuant to paragraph XIII or paragraph XIV, reporting to members pursuant to paragraph XIX and voting of Company stock pursuant to paragraph XXIV. The securities and cash so restored shall be treated as attributable to Company matching contributions for all purposes of the Plan.

              The cash so returned shall be invested in Company stock, the Common Stock Fund, the Bond Fund, the Income Fund or the Current Interest Fund according to the values of such investments at the effective date of the withdrawal, at the same time that the Trustee invests contributions made during the month in which such return is made.

              Upon such return, the restored securities and cash shall vest and shall continue to vest as provided in paragraph IX hereof.

       7. ROLLOVERS. A member who receives a withdrawal or is required to receive a distribution may elect to have the Trustee transfer directly to an Individual Retirement Account ("IRA") of the member or to another employer's qualified plan in which the member is a participant all or part of the assets included in the withdrawal or distribution, including Company stock, except any portion of (i) a withdrawal or distribution otherwise required to be made to an active employee after attainment of age 70 1/2 and
              (ii) the withdrawal that constitutes a return of the member's regular savings contributions. Any transfer shall be subject to such regulations as the Committee from time to time may prescribe. The member shall designate the IRA or other employer's qualified plan to which assets are to be transferred and transfer shall be made subject to acceptance by the transferee plan or IRA.

       8. For purposes of any distribution of assets in a member's account pursuant to paragraph XV, the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her account shall be reduced by the balance of any loan made to such member as provided in paragraph XII hereof and interest thereon that is unpaid at the effective date of such distribution.

       9. Assets held for the benefit of an alternate payee pursuant to a qualified domestic relations order as defined by section 414(p) of the Code and section 206(d) of ERISA shall be distributed prior to the date on which assets would be distributed to a member if such order so requires provided that such order requires distribution of all assets held for the benefit of such alternate payee.

       10. In the event that distribution to a member or his or her beneficiary or beneficiaries cannot be made because the identity or location of such member or such beneficiary or beneficiaries cannot be determined after reasonable efforts and if the assets in such member's account for that reason remain undistributed for a period of one year, the Committee may direct that the assets in such member's account and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate provided, however, that in the event that the identity or location of the member or beneficiary is subsequently determined, the value of the assets in such member's account at the date of forfeiture shall be paid by the Company to such person in a single sum. The value of the assets so forfeited shall be applied, as soon as practicable, to reimburse the Company for its expense in administering the Plan. For such purposes, the value of the securities, cash, cash value of Common Stock Fund Units and cash value of Bond Fund Units shall be determined as of the date of the forfeiture, any Company stock to be valued at a price per share equal to the average of the highest price and the lowest price at which shares of Company stock are sold on the date of such forfeiture or application or, if no such sales were made on such date, on the next preceding day on which there were such sales, in either case as reported in the Composite Quotation Listing.

       11.    TERMINATION OF EMPLOYMENT.
              For purposes of paragraphs XIII, XIV and XV, no termination of employment by a member shall be deemed to have occurred in any instance

              (i) where, not later than 30 days after the occurrence of an event which in the absence of this provision would constitute a termination of his or her employment hereunder, he or she becomes regularly employed by an Affiliated Corporation, or

              (ii) where the member shall have been laid off due to a reduction in force, or

              (iii) where the member shall have been released due to the member's continued disability, or

              (iv) where the member shall have been granted a military leave of absence, and either (A) the member's employment subsequently is reinstated under then applicable personnel policies of the employer or (B) within the period so provided for reinstatement, the member either dies, becomes eligible for a retirement benefit under the provisions of any Retirement Plan, or

              (v) where the member shall have become employed by a subsidiary of the Company.

XVII.   TRANSFER OF ASSETS TO SAVINGS PLAN OF A SUBSIDIARY BY WHICH MEMBER
IS EMPLOYED. Subject to such administrative requirements as the Committee shall from time to time establish and subject to acceptance by the transferee plan, a member may elect to have transferred from the Plan all, but not less than all, amounts, either in the form of cash or Ford stock, in such member's accounts under the Plan to a savings plan of a subsidiary where such member is employed at the time of transfer. Any unvested assets in the transferred employee's account under the Plan would be fully vested upon transfer of a member to a subsidiary and election by the employee to have amounts in the member's accounts under the Plan transferred to a savings plan of such subsidiary. Such an election may be made within a period of one year following transfer of employment or, if later, September 30, 1995.

XVIII.  COMMON STOCK FUND, INCOME FUND, CURRENT INTEREST FUND AND BOND FUND.

       1. COMMON STOCK FUND. The Trustee shall establish and administer the Common Stock Fund in accordance with the following:

       (a) INVESTMENTS. The Trustee shall invest the employee regular savings contributions, tax-efficient savings contributions and earnings thereon received for the accounts of members who elect to invest in the Common Stock Fund in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

              Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the publicly traded common stocks (i) of the 500 corporations included in Standard and Poor's 500 Index and (ii) of the corporations having capitalizations of at least $100 million as publicly reported from time to time and not included in the Standard and Poor's 500 Index. Assets shall be invested in the common stock of each of such corporations in the same percentage weighting as the capitalization of such corporation is as a percentage of the total of the capitalizations of all of such corporations.

              Investments of all or a portion of Common Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Common Stock fund. A portion of the funds of the Common Stock Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded common stocks may be selected by the Company for investments of Common Stock Fund assets in the event Standard and Poor's Corporation discontinues its 500 Index or for other reasons.

       (b) COMMON STOCK FUND UNITS. Members shall have no ownership in any particular asset of the Common Stock Fund. The Trustee shall be the sole owner of all Common Stock Fund assets. Proportionate interests in the Common Stock Fund shall be expressed in Common Stock Fund Units. All Common Stock Fund Units shall be of equal value and no Common Stock Fund Unit shall have priority or preference over any other. Common Stock Fund Units shall be credited by the Trustee to accounts of members as of each valuation date.

       (c) COMMON STOCK FUND UNIT PRICES. The term "Common Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Common Stock Fund Unit expressed to the nearest cent. The Common Stock Fund Unit Price as of March 31, 1986 was $10. Thereafter, the Common Stock Fund Unit Price has been and shall be redetermined each valuation date. Valuation dates shall be the last day of each month, if such day is a trading day of the New York Stock Exchange, or the trading day of the New York Stock Exchange next preceding such day, if such day is not a trading day of the New York Stock Exchange. The Common Stock Fund Unit Price for each valuation date shall be determined by dividing the net asset value of the Common Stock Fund on such valuation date by the number of Common Stock Fund Units outstanding on such valuation date. Common Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to members' accounts effective as of any valuation date. Net asset value of the Common Stock Fund shall be computed as follows:

              (i) Securities listed on a national stock exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported in the Composite Quotation Listing.

              (ii) Securities traded only in over-the-counter markets shall be valued at the mean of the closing bid prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

              (iii) All other assets of the Common Stock Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

              (iv) Common Stock Fund Units credited to members' accounts with respect to employee regular savings contributions, or tax-efficient savings contributions made during any month shall be credited at the Common Stock Fund Unit Price determined as of the valuation date for the end of the month for which such contributions were made. Common Stock Fund Units withdrawn or distributed shall be valued at the Common Stock Fund Unit Price for the valuation date coinciding with the effective date of such withdrawal or distribution.

              (v) Investment transactions, income and any expenses chargeable to the Common Stock Fund will be accounted for on an accrual basis.

       (d) DISTRIBUTION AND WITHDRAWAL FROM COMMON STOCK FUND. The cash value of Common Stock Fund Units shall be distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV and XV hereof. All distributions and withdrawals shall be only in cash.

       (e) VOTING STOCK. The Trustee shall be entitled, itself or by proxy, to vote in its discretion all shares of voting stock in the Common Stock Fund.

       (f) REGISTERED NAME. Securities held in the Common Stock Fund may be registered in the name of Trustee or its nominee.

       2.     INCOME FUND.

       (a) For each member who elects pursuant to paragraph VII to have such employee regular savings contributions or tax-efficient savings contributions invested in the Income Fund or for whom a transfer is made to the Income Fund as provided in paragraph VIII hereof, the Trustee shall establish an Income Fund subaccount or subaccounts, which shall be parts of the member's accounts under the Plan, and shall credit to such subaccounts the sums so to be transferred or invested under such member's election or elections. As soon as practicable following receipt of any employee regular savings contributions or tax-efficient savings contributions to be invested in the Income Fund and as soon as practicable following the effective date of any transfer made as provided in paragraph VIII hereof, the Trustee shall pay to an Income Fund Manager a sum equal to the sum so credited to the member's subaccount.

       (b) The Trustee periodically shall credit to the appropriate Income Fund subaccount of such member proportionate amounts of any increases in the total amount credited to the account of the Trustee under the applicable Income Fund Contract (other than increases due to payments by the Trustee to the Income Fund Manager).

       (c) In the event that the total amount credited at any time to the account of the Trustee under the applicable Income Fund Contract is reduced for any reason (other than by reason of payments by the

              Income Fund Manager to the Trustee for distributions to or withdrawals by members pursuant to the Plan), the Trustee shall reduce the total amount credited to the Income Fund subaccount or subaccounts of each member by a proportionate amount.

       (d) Cash credited to members' subaccounts in the Income Fund shall be distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV or XV hereof.

       (e) The Company shall enter into one or more Income Fund Contracts with one or more insurance companies or other organizations to the extent that such Income Fund Contracts are available for members electing the Income Fund option provided in this subparagraph 2 of paragraph XVIII.

       3. CURRENT INTEREST FUND. The Trustee shall establish and manage the Current Interest Fund in accordance with the following:

       (a) For each member who elects pursuant to paragraph VII to have such employee regular savings contributions, or tax-efficient savings contributions, invested in the Current Interest Fund or for whom a transfer is made as provided in paragraph VIII, the Trustee shall establish a Current Interest Fund subaccount or subaccounts, which shall be parts of the member's accounts under the Plan, and shall credit to such subaccounts the sums so to be invested or transferred under such member's election or elections. As soon as practicable following receipt of any employee regular savings contributions or tax-efficient savings contributions to be invested in the Current Interest Fund and as soon as practicable following the effective date of any transfer made as provided in paragraph VIII, the Trustee shall invest in the Current Interest Fund a sum equal to the sum so credited to the appropriate subaccount of the member.

       (b) INVESTMENTS. The Trustee shall invest the employee regular savings contributions, tax-efficient savings contributions, and earnings thereon, received for the accounts of members who elect to invest in the Current Interest Fund according to the advice of the Current Interest Fund Advisor, such assets to be invested in money market obligations or the equivalent thereof, with the goal of maximization of current income to the extent consistent with the preservation of capital, such investments to be made in debt obligations consisting of marketable securities issued by the United States Government or its agencies or instrumentalities, domestic bank certificates of deposit, bankers acceptances and high grade commercial paper and other money market obligations or the equivalent thereof, of a quality comparable to the foregoing. Securities may be sold without regard to the length of time they have been held. Investments shall be subject to such additional restrictions as from time to time shall be provided in the agreement designating or appointing the Current Interest Fund Advisor.

       (c) The Trustee periodically shall credit to the appropriate Current Interest Fund subaccount of such member proportionate amounts of any increases in the total value of the Current Interest Fund (other than increases due to increases in the amount of contributions invested in, or amounts transferred to, the Current Interest Fund).

       (d) In the event that the total value of the Current Interest Fund is reduced for any reason (other than by reason of distributions to or withdrawals or transfers by members pursuant to the Plan), the Trustee shall reduce the total amount credited to the Current Interest Fund subaccount or subaccounts of each member by a proportionate amount.

       (e) Cash credited to members' subaccounts in the Current Interest Fund shall be distributed to members or may be withdrawn or transferred by members only in accordance with paragraphs XIII, XIV or XV hereof.

       (f) CURRENT INTEREST FUND VALUE. The term "Value" as used herein shall mean the value in money of the net assets in the Current Interest Fund. The Current Interest Fund Value shall be determined each valuation date. Valuation dates shall be the last day of each month, if such day is a trading day of the New York Stock Exchange, or the trading day of the New York Stock Exchange next preceding such day, if such day is not a trading day of the New York Stock Exchange. Current Interest Fund Values shall be determined before giving effect to any distribution or withdrawal and before crediting contributions or transfers to members' accounts effective as of any valuation date. The Value of the Current Interest Fund shall be computed as follows:

              (i) Securities listed on a national exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported in the Composite Quotation listing.

              (ii) Securities traded only in over-the-counter markets shall be valued at the mean of the closing bid prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

              (iii) All other assets of the Current Interest Fund shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information.

              (iv) Investment transactions, income and any expenses chargeable to the Current Interest Fund will be accounted for on an accrual basis.

       (g) REGISTERED NAME. Securities held in the Current Interest Fund may be registered in the name of the Trustee or its nominee.

       4. BOND FUND. The Trustee shall establish and administer the Bond Fund in accordance with the following:

       (a) INVESTMENTS. The Trustee shall invest the employee regular savings contributions, tax-efficient savings contributions and earnings thereon received for the accounts of members who elect to invest in the Bond Fund in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

              Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the Lehman Brothers Aggregate Index (the "Lehman Aggregate Index"). Assets shall be invested in a portfolio of Treasury notes and bonds, corporate notes and bonds and mortgage-backed securities and other securities that, in the aggregate, typify the securities that are included in the Lehman Aggregate Index.

              Investments of all or a portion of Bond Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund, such investments are consistent with the objective of the Bond Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Bond Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded fixed income securities may be selected by the Company for investments of Bond Fund assets in the event the Lehman Aggregate Index is discontinued or for other reasons.

       (b) BOND FUND UNITS. Members shall have no ownership in any particular asset of the Bond Fund. The Trustee shall be the sole owner of all Bond Fund assets. Proportionate interests in the Bond Fund shall be expressed in Bond Fund Units. All Bond Fund Units shall be of equal value and no Bond Fund Unit shall have priority or preference over any other. Bond Fund Units shall be credited by the Trustee to accounts of members as of each valuation date.

       (c) BOND FUND UNIT PRICES. The term "Bond Fund Unit Price," as used herein, shall mean the value in money of an individual Bond Fund Unit expressed to the nearest cent. The Bond Fund Unit Price as of January 1, 1993 was $10. Thereafter, the Bond Fund Unit Price has been and shall be redetermined each valuation date.
              Valuation dates shall be the last day of each month, if such day is a day on which Federal Reserve Banks are open for trading, or the day next preceding such day on which Federal Reserve Banks are open for trading, if such day is not a day on which Federal Reserve Banks are open for trading. The Bond Fund Unit Price for each valuation date shall be determined by dividing the net asset value of the Bond Fund on such valuation date by the number of Bond Fund Units outstanding on such valuation date. Bond Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to members' accounts effective as of any valuation date. Net asset value of the Bond Fund shall be computed as follows:

              (i) All assets of the Bond Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

              (ii) Bond Fund Units credited to members' accounts with respect to employee regular savings contributions, or tax-efficient savings contributions made during any month shall be credited at the Bond Fund Unit Price determined as of the valuation date for the end of the month for which such contributions were made. Bond Fund Units withdrawn or distributed shall be valued at the Bond Fund Unit Price for the valuation date coinciding with the effective date of such withdrawal or distribution.

             (iii) Investment transactions, income and any expenses chargeable to the Bond Fund will be accounted for on an accrual basis.

       (d) DISTRIBUTION AND WITHDRAWAL FROM BOND FUND. The cash value of Bond Fund Units shall be distributed to members or may be withdrawn by members only in accordance with paragraphs XIII, XIV or XV hereof. All distributions and withdrawals shall be only in cash.

       (e) REGISTERED NAME. Securities held in the Bond Fund may be registered in the name of the Trustee or its nominee.

XIX. MEMBER'S ANNUAL STATEMENT. As soon as practicable after the end of each calendar year, there shall be furnished to each member a statement as of the end of such year of the securities, cash, Common Stock Fund Units and Bond Fund Units in his or her account or accounts and the Common Stock Fund Unit Price and the Bond Fund Unit Price as of the year-end valuation date. Such statements shall be deemed to have been accepted by the member and his or her beneficiaries designated hereunder as correct unless written notice to the contrary shall be received by the Company within 30 days after the mailing of such statement to the member.

XX. NOTICES, ETC. All notices, statements and other communications from the Trustee or a Participating Company to an employee, member or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the employee, member or beneficiary at his or her address last appearing on the books of such Participating Company.

       All notices, instructions and other communications from an employee or member to the Company or Trustee required or permitted hereunder (including without limitation payroll deduction authorizations, Salary Reduction agreements and changes and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocations and changes thereof) shall be in the respective forms from time to time prescribed therefor by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms prescribed by the Committee and shall be deemed to have been duly given and delivered upon receipt by the Company or Trustee, as the case may be, at such location.

       From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan or such trust as it may receive from employees, members or beneficiaries.

XXI. TRUSTEE. The Company, by action of its Vice President - Employee Relations, Vice President - Finance and Treasurer and Vice President - General Counsel shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any employee, member or beneficiary or any other Participating Company, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such Trust Agreement or further agreements and take such other steps and execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

       The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except the custody of assets, the voting of Company stock held by the Trustee and the purchase and sale or redemption of securities.

XXII. PURCHASES OF SECURITIES BY THE TRUSTEE. Employee regular savings contributions, tax-efficient contributions and Company matching contributions and earnings thereon in the accounts of members shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee, subject to the following provisions of this paragraph XXII and, in the case of funds to be invested in Common Stock Fund securities or in Bond Fund securities or in Current Interest Fund securities, paragraph XVIII.

       Any current cash balance in a member's account or accounts after the investing of contributions for the last month of a year shall be invested at such time and to such extent as the Trustee may elect. At any time or from time to time, the Committee may adopt such regulations or practices as it may deem appropriate with respect to the minimum fractional interest in a share of Company stock in which the cash in a member's account or accounts shall be invested.

       The shares of Company stock from time to time required for purposes of the Plan shall be purchased by the Trustee from the Company, or from such other person or corporation, on such stock exchange or in such other manner, as the Company by action of its Board of Directors or any committee or person designated by the Board of Directors, from time to time in its sole discretion may designate or prescribe, provided, however, that the Trustee at all times may purchase such shares from members who have agreed to sell the same to the Trustee pursuant to the provisions of paragraph XIII, XIV, XV and XVI hereof, and provided further that the Trustee at all times may use for purposes of the Plan such shares as are removed from a member's regular savings account or tax-efficient savings account pursuant to the member's election to have an amount equal to the value of such shares transferred pursuant to paragraph VIII hereof, and the Trustee shall treat such shares as having been purchased by it at a price equal to such amount, and provided further that except as required by any such designation by the Board of Directors, such shares shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company may be either treasury stock or newly-issued stock, and shall be purchased at a price per share equal to the average of the highest price and the lowest price at which shares of Company stock are sold on the date of purchase or, if no such sales were made on such date, on the next preceding day on which there were such sales, in either case as reported in the Composite Quotation Listing. All funds in the accounts of the several members that become available simultaneously for investment in Company stock may be invested simultaneously or over a period of time, but funds that become available first shall be invested first. If such funds that become available simultaneously for investment are used to purchase shares of Company stock at more than one price, the total number of shares so purchased shall be allocated on a full or fractional share basis, or both, as the case may be, to the respective accounts of the members ratably in accordance with the respective amounts of funds in their accounts so used.

       Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the members' accounts in any shares of Company stock, unless at the time of purchase thereof by the Trustee such shares shall be listed on the New York Stock Exchange.

       The shares of Company stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in paragraph XXIV hereof.

       In the sole discretion of the Trustee, investments in Company stock in respect of the accounts of more than one member may be represented by a single certificate.

       In the event that any option, right or warrant shall be received by the Trustee on Company stock to the credit of one or more members' accounts, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, and credit the proceeds thereof to the respective accounts of such members, ratably in accordance with their interests therein, unless the Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Committee may prescribe.

XXIII. APPLICATION OF FORFEITED COMPANY MATCHING CONTRIBUTIONS. Any of the securities and cash attributable to Company matching contributions or earnings thereon, which shall be forfeited in a member's Company matching contributions account pursuant to the provisions of paragraph IX, XIII or XIV hereof, shall be applied, as soon as practicable, first, to the payment of certain expenses of the Plan incurred on or after July 1, 1981, as provided in the ninth paragraph of paragraph XXVI hereof, and thereafter, to the extent available, to reduce the amount of any Company matching contributions under the Plan or, if the Plan shall be terminated, any of such securities and cash not so applied from time to time shall be credited ratably to the respective Company matching contributions accounts of the members in the Plan as of the day immediately following the date of forfeiture. Notwithstanding the provisions of paragraph IX hereof, any of the securities and cash so credited to a member's Company matching contributions account, and any increment thereof, shall, at the time of distribution or withdrawal thereof, be deemed to have vested in such account. The Company stock applied to reduce the amount of the Company matching contribution for any month, or applied to the payment of certain expenses of the Plan, pursuant to the provisions of this paragraph XXIII, shall be valued at a price per share equal to the average of the highest price and the lowest price at which shares of Company stock are sold on the date of such application or, if no such sales were made on such date, on the next preceding day on which there were such sales, in either case as reported in the Composite Quotation Listing.

XXIV. VOTING OF COMPANY STOCK. The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company stock in the accounts of members or otherwise held by the Trustee under the Plan as follows:

       1. The Company shall adopt reasonable measures to notify the member of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company stock shall be entitled to vote, and to request instructions from the member to the Trustee as to the voting at such meeting of full shares of Company stock and fractions thereof in any account of the member.

       2. In each case, the Trustee, itself or by proxy, shall vote full shares of Company stock and fractions thereof in such account or accounts of the member in accordance with the instructions of the member.

       3. If prior to the time of such meeting of stockholders the Trustee shall not have received instructions from the member in respect of any shares of Company stock in such account or accounts of the member, and if the Trustee otherwise holds shares of Company stock under the Plan, the Trustee shall vote thereat such shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Company stock with respect to which the Trustee has received instructions from members.

XXV. CASH ADJUSTMENTS ON ACCOUNT OF FRACTIONAL INTERESTS IN SECURITIES. Any fractional interest in a share of Company stock or any other security, as such, in any account of a member shall not be subject to distribution or withdrawal, but the value thereof shall be subject to transfer pursuant to paragraph VIII hereof. Settlement for any fractional interest in such security, upon distribution or withdrawal thereof, shall be made in cash based on the current market value or any applicable current redemption value of such security, as of the date of distribution or withdrawal, as the case may be. The Trustee for the purpose of providing cash for settlements pursuant to the provisions of this paragraph XXV may in its discretion obtain such cash from contributions under the Plan. In such event the Trustee, with respect to the shares of Company stock which otherwise would have been sold to provide cash for such settlements, shall retain and reallocate interest in the same among the accounts of members in the Plan entitled thereto and at the current market value of such shares for purposes of such cash settlements.

XXVI. OPERATION AND ADMINISTRATION. Pursuant to ERISA the Company shall be the sole named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan.

       The Vice President - Employee Relations, the Vice President - Finance and Treasurer and the Vice President - General Counsel shall have the authority, on behalf of the Company, to appoint and remove trustees and investment advisors under the Plan, to approve policies relating to the allocation of contributions and the distribution of assets among trustees and investment advisors, to approve Plan amendments and to modify the Plan or suspend the operation of any provisions of the Plan provided, however, only the Board of Directors shall have authority to amend provisions relating to the extent of Company matching contributions within the maximum rate set by stockholders and the offering of Company stock as an investment election .

       The Vice President - Finance and Treasurer shall be authorized on behalf of the Company to contract with the trustees and investment advisors under the Plan and to determine the form and terms of the trust and investment advisor agreements, to allocate contributions and distribute assets among trustees and investment advisors, and to appoint an auditor under the Plan, and shall have authority to designate other persons to carry out specific responsibilities in connection therewith, provided, however, that such actions shall be consistent with ERISA, the policy of the Board of Directors and the Plan.

       Except as otherwise provided in this paragraph XXVI or elsewhere in the Plan, the Vice President - Employee Relations and the Vice President - Finance and Treasurer are designated to carry out the Company's responsibilities with respect to the Plan, including, without limitation, appointment and removal of members of the Committee and determination of prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Company or Affiliated Corporation (by purchase, merger, or otherwise) of all or part of the assets of another corporation. The Vice President - Employee Relations and the Vice President - Finance and Treasurer may allocate responsibilities between themselves and may designate other persons to carry out specific responsibilities on behalf of the Company.

       Any Company director, officer or employee who shall have been expressly designated pursuant to the Plan to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.

       The Company, by action of its Vice President - Employee Relations and its Vice President - Finance and Treasurer, shall create a Savings and Stock Investment Plan Committee consisting of at least three members. The Company shall from time to time designate the members of the Committee and an alternate for each of such members, who shall have full power to act in the absence or inability to act of such member. The Committee shall appoint its own Chairman and Secretary, and shall act by a majority of its members, with or without a meeting. The Secretary or an Assistant Secretary of the Company shall from time to time notify the Trustee of the appointment of members of the Committee and alternates and of the appointment of the Chairman and Secretary of the Committee, upon which notices the Trustee shall be entitled to rely.

       The Committee shall have full power and authority to administer the Plan and to interpret its provisions. Any interpretation of the provisions of the Plan by the Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their employees, the Trustee and all other parties in interest.

       No member of the Committee or alternate for a member or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own bad faith provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the

Company's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or her or hold him or her harmless.

       Brokerage commissions and transfer taxes on the purchase and sale of Common Stock Fund securities shall be paid from Common Stock Fund assets by the Trustee. The expenses of any collective, common, or commingled fund in which Common Stock Fund assets may be invested pursuant to subparagraph 1 of paragraph XVIII hereof shall be paid from the assets in such collective, common or commingled fund. Brokerage commissions and transfer taxes on the purchase and sale of Bond Fund securities and investment management fees shall be paid from Bond Fund assets by the Trustee. Earnings credited to the account of the Trustee under any Accumulation Fund contract may be net of such charges by the Accumulation Fund Manager as may be provided in such contract. Brokerage commissions and transfer taxes on the purchase and sale of Current Interest Fund securities shall be paid from Current Interest Fund assets by the Trustee. Earnings credited to the accounts of members who shall have elected to invest in the Bond Fund may be net of such charges by the Bond Fund Advisor as shall be provided in the contract with the Bond Fund Advisor. All other expenses of administration of the Plan, including brokerage commissions, fees and transfer taxes incurred in connection with the purchase or sale of Company stock, fees of Investment Advisors and other expenses charged or incurred by the Trustee shall be borne by the Company and, upon request from time to time, the Company shall reimburse the Trustee for expenses incurred by it; provided, however, that with respect to any of such other expenses of administration of the Plan, the Trustee first shall apply to the payment of expenses the value of any of the securities and cash that shall have been forfeited at any time in accordance with the provisions of paragraph XXIII hereof. Taxes, if any, on any security, cash, Common Stock Fund Units or Bond Fund Units held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the members' accounts as the Trustee and the Committee shall determine. When Company stock is applied to the payment of expenses of the Plan, the Trustee shall use for the payment of such expenses, from the contributions made to the Plan during the month during which such contributions are being paid, an amount equal to the value of such stock as determined pursuant to the provisions of this paragraph XXVI.

       In the event that securities, cash, the cash value of Common Stock Fund Units or cash value of Bond Fund Units credited to a member's account and the subject of a distribution or withdrawal cannot be delivered to the member or the member's beneficiary as appropriate because the identity or location of such member or beneficiary cannot be determined after reasonable efforts, and if such assets for that reason remain undelivered for one year, the Committee may direct that such assets, and any other assets credited to such member's account, shall be forfeited and all obligation and any other liability for the delivery or other payment thereof shall terminate provided, however, that in the event that the identity or location of the member or beneficiary is subsequently determined, the value of such assets at the date of forfeiture shall be paid by the Company to such person in a single sum. The value of the assets so forfeited shall be applied, as soon as practicable, to reduce the amount of any Company matching contributions under the Plan or, if the Plan shall be terminated, any of the value of such assets not so applied from time to time shall be credited ratably to the respective Company matching contributions accounts of the members of the Plan as of the date of such termination. For the purposes of such payment by the Company, application or ratable crediting, the value of the securities, cash, cash value of Common Stock Fund Units and cash value of Bond Fund Units shall be determined as of the date of the forfeiture to which the Company payment relates, the application or the crediting, any Company stock to be valued at a price per share equal to the average of the highest price and the lowest price at which shares of Company stock are sold on the date of such forfeiture, application or crediting or, if no such sales were made on such date, on the next preceding day on which there were such sales, in either case as reported in the Composite Quotation Listing.

       Each employee at the time of electing to participate in the Plan shall be given a copy of the Plan as in effect at the time, and as a condition of membership shall sign an instrument in form prescribed by the Committee evidencing the fact that he or she accepts and agrees to all the provisions of the Plan.

       The records of the Trustee, the Committee and the several Participating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

       The Plan shall be governed by and construed in accordance with the laws of the State of Michigan except to the extent such law is preempted by ERISA.

XXVII. TERMINATION, SUSPENSION AND MODIFICATION. The Company, by action of its Board of Directors, may terminate or modify the Plan or suspend the operation of any provision of the Plan, and the Company, by action of the Vice President - Employee Relations, the Vice President - Finance and Treasurer and the Vice President - General Counsel, may modify the Plan or suspend the operation of any provision of the Plan other than provisions relating to the extent of Company matching contributions within the maximum rate set by stockholders and the offering of Company stock as an investment election, as follows:

       1. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any employees located in one or more States or countries, if in the judgment of the Committee compliance with the laws of such State or country would involve disproportionate expense and inconvenience to a Participating Company. Any such modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, modification or suspension of the Plan may affect members in the Plan at the time thereof, as well as future members, but may not affect the rights of a member as to (a) the continuance of investment, distribution or withdrawal of the securities, cash, cash value of the Common Stock Fund Units and cash value of Bond Fund Units in the account or accounts of the member as of the effective date of such termination, modification or suspension or (b) the continuance of vesting of such securities and cash attributable to Company contributions or earnings thereon. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of such date as the Company may determine, but not earlier than the date on which the Company shall give notice of such termination, modification or suspension to the Trustee and to the Participating Companies any of the employees of which are affected thereby.

       2. The provisions of the foregoing subparagraph 1 notwithstanding, the Company, by action of its Board of Directors or by action of the Vice President - Employee Relations, the Vice President - Finance and Treasurer and the Vice President - General Counsel, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of the Board of Directors of the Company or the Vice President - Employee Relations, the Vice President - Finance and Treasurer and the Vice President - General Counsel, to qualify or maintain the Plan and the trust fund established thereunder as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code, as now in effect or hereafter amended, or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

       3. Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension of any provision thereof may diminish the securities, cash, cash value of the Common Stock Fund Units or cash value of the Bond Fund Units in the account or accounts of a member as of the effective date of such termination, modification or suspension, and no such modification may increase the rate of Company matching contributions in relation to employee contributions to more than 60% of employee contributions.

       4. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each employee, member, former employee, former member, beneficiary or estate eligible under the Plan shall, if the Plan is then terminated, receive a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

XXVIII. CONDITIONS ON PARTICIPATION OF SUBSIDIARIES OF THE COMPANY. The consent of the Company to the participation in the Plan of any subsidiary of the Company may be conditioned upon such provisions as the Company may pre-scribe, including without limitation conditions as to (a) the instruments to be executed and delivered by such Participating Company to the Trustee, (b) the extent to which the Company shall act as representative of such Participating Company under the Plan, (c) the rights of such Participating Company to withdraw from participation in the Plan and the effect of such withdrawal upon the memberships and accounts in the Plan of employees of such Participating Company, and (d) reimbursement of the Company on account of Company matching contributions.

XXIX. MEMBER'S RIGHTS NOT TRANSFERABLE. No right or interest of any member under the Plan or in his or her account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any other manner except in accord with provisions of a qualified domestic relations order as defined by Section 206(d) of ERISA and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any member under the Plan or in his or her account shall be liable for, or subject to, any obligation or liability of such member.

XXX.  DESIGNATION OF BENEFICIARIES.

       1. Except as provided in subparagraph 2 hereof for a married member, a member shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the member's death to receive the proceeds under the Company's Group Life Insurance Plan if the member is covered under such Plan at the date of his or her death. A member may in any event file with the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and numbers of beneficiaries and contingent beneficiaries as the Committee from time to time may prescribe) to receive the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in the account or accounts of such member in the Plan. A member may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any testamentary or other disposition. In the event of the death of a member, any of the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her account or accounts under the Plan in respect of which the member shall have designated or be deemed to have designated one or more beneficiaries hereunder shall be delivered to such beneficiaries who shall survive the member, in accordance with such designation (to the extent effective and enforceable at the time of the member's death) and the provisions of the Plan, subject to such regulations as the Committee from time to time may prescribe in respect of distributions to minors; provided, however, that if the Trustee or the Committee shall be in doubt as to the right of any such beneficiary to receive any of such securities, cash, cash value of the Common Stock Fund Units, and cash value of the Bond Fund Units, the Trustee may deliver the same to the estate of the member, in which case the Trustee, the several Participating Companies and the Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a member, the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her account or accounts under the Plan shall be delivered to his or her estate.

       2. A married member shall be deemed to have designated as beneficiary to receive the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in such member's account or accounts under the Plan his or her surviving spouse unless such member shall have filed with the Company a written designation of a different beneficiary pursuant to subparagraph 1 hereof together with the written consent of the spouse to such designation, witnessed by a Plan representative or a notary public.

XXXI. EFFECT OF TERMINATION. Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereunder, within the meaning of Section 411(d)(3)(A) and (B) of the Code, the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in the regular savings account of any affected employee within the meaning of
Section 411(d)(3) of the Code shall be deemed to have vested in his or her account and shall be nonforfeitable as of the date of such termination, partial termination or complete discontinuance of contributions.

       For purposes of this paragraph, the determination as to whether there is a termination or partial termination of the Plan or a complete discontinuance of contributions thereunder and the date thereof and as to the employees affected thereby shall be made by the Company provided, however, that such determination shall be in accordance with the applicable provisions of the Code. In determining the applicability of such Code provisions, the Company may rely upon an opinion of counsel.

XXXII. TOP-HEAVY RULES. If the Plan is or becomes top-heavy in any plan year, the provisions of this paragraph shall supersede for such plan year any conflicting provision of the Plan. This Plan is top-heavy in any plan year if the top-heavy ratio on the determination date for such year for the required aggregation group of plans exceeds 60 percent.

       1.     DEFINITIONS.

              (a)       Top-heavy ratio:

                        (i) The top-heavy ratio is a fraction, the numerator of which is the sum of account balances for all key employees under the defined contribution plans of the Company and affiliates and the present value of accrued benefits for all key employees under the defined benefit plans of the Company and affiliates, and the denominator of which is the sum of the account balances for all participants under the defined contribution plans of the Company and affiliates and the present value of accrued benefits for all participants under defined benefit plans of the Company and affiliates. Both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the determination date and any contribution due but unpaid as of the determination date.

                        (ii) For purposes of (i) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent determination date. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year or (2) who has not been credited with at least one hour of service at any time during the five- year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder.

                       (iii) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and affiliates, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

              (b) Required aggregation group of plans: (i) each qualified plan of the Company or an affiliate in which at least one key employee participates, and (ii) any other qualified plan of the Company or an affiliate which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

              (c) Key employee: Any employee or former employee (and the beneficiaries of such employee) who at any time during the plan year containing the determination date for the plan year in question or the four preceding plan years was an officer of the Company having annual compensation during a plan year greater than 150% of the dollar limitation in effect under Section 415(c)(1)(A) of the Code; one of the ten employees





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                        having annual compensation during a plan year greater
                        than the dollar limitation in effect under Section 415(c)(1)(A) of the Code and owning both more than a 1/2 percent interest and one of the ten largest interests in the Company; a 5-percent owner of the Company; or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation will equal wages reported on the employee's Form W-2 from the Company for the plan year. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

              (d) Present value: Present value shall be based on the interest and mortality rates used to determine actuarial equivalence under the defined benefit plans.

              (e) Determination date: The determination date is the last day of the preceding plan year.

       2.     MINIMUM ALLOCATION.

              (a) Except as otherwise provided in (c) and (d) below, the employer contributions and forfeitures allocated on behalf of any member who is not a key employee shall not be less than three percent of such member's compensation, or if less than three percent, the percentage at which contributions are made under the Plan for the year for the key employee for whom such percentage is the highest for the year. The percentage at which contributions are made for a key employee shall be determined by dividing the contributions for and forfeitures allocated on behalf of any such employee by so much of his or her total compensation for the year as does not exceed $150,000. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the member's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the member's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

              (b) For purposes of computing the minimum allocation, compensation will equal the wages reported on the employee's Form W-2 from the Company for the year.

              (c) The provision in (a) above shall not apply to any participant who was not employed by the Company or an affiliate on the last day of the plan year.





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



              (d) The provision in (a) above shall not apply to any member to the extent the member is covered under any other plan or plans of the Company or an affiliate and the Company or affiliate has provided that the minimum benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

       3. NONFORFEITABILITY. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the
              Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

       4. COMPENSATION LIMITATION. For any plan year in which the Plan is top-heavy, only the first $150,000 (or such larger amount as may be prescribed by the Secretary or his or her delegate) of a member's annual compensation shall be taken into account for purposes of determining employer contributions under the Plan.

       5. VESTING. For any plan year in which this Plan is top-heavy, an employee who has completed at least three years of service with the Company or a subsidiary or affiliate will have a nonforfeitable right to 100% of his or her account balance attributable to Company contributions. This minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as top-heavy changes for any plan year. However, this subparagraph does not apply to the account balances of any employee who does not have an hour of service after the Plan has initially become top-heavy and such employee's account balance attributable to employer contributions and forfeitures will be determined without regard to this subparagraph.

       6. COMBINED LIMITATION. For any plan year in which this plan is top-heavy, the limitation in subparagraph 4.G of paragraph V hereof shall be computed by substituting the number 1.0 for the number 1.25 wherever the latter number appears in that subparagraph.

XXXIII.  EMPLOYEE STOCK OWNERSHIP PLAN.

       1. The Employee Stock Ownership Plan ("ESOP") established in the Plan effective January 1, 1989 shall consist of all the shares of Company stock in the Plan at any time and from time to time including all the shares allocated to members' accounts, forfeited shares and shares held in the suspense account as hereinafter described and all assets attributable to contributions made after December 31, 1988.

       2. The trustee of the ESOP shall be the Trustee of the Plan. The Trustee shall hold, invest, transfer and distribute the shares of Company stock and all other assets in the ESOP in accordance with the provisions of this paragraph XXXIII and the Plan.





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



       3.     (i)       The Trustee shall borrow on behalf of the ESOP an
amount not exceeding the amount of dividends estimated by the Trustee, after consultation with the Vice President - Finance and Treasurer of the Company, to be paid on Company stock in the ESOP in such period succeeding such borrowing by the Trustee as the Trustee shall select, subject to a guarantee by the Company of payment of any such loan.

              (ii) The Trustee is authorized to borrow such amount from such persons, including the Company, as the Trustee shall determine. The loan shall provide for repayment within such period succeeding such loan as the Trustee shall have selected, and shall be payable on such other terms as the Trustee in its sole discretion shall determine.

              (iii) The proceeds of any such loan shall be used by the Trustee to purchase as soon as practicable shares of Company stock in accordance with the provisions of paragraph XXII hereof. The Trustee is authorized to pledge such stock as security for the payment of such loan.

       4. The Trustee shall hold the shares of Company stock so purchased in the Plan in a suspense account unallocated to the accounts of members of the Plan until such time as all or part of the related loan and interest thereon is paid as hereinafter provided. The Trustee shall vote shares of Company stock in the suspense account in its discretion, notwithstanding the provisions of paragraph XXIV hereof.

       5. The Trustee shall apply all dividends paid on Company stock held in the ESOP, including shares allocated to members' accounts, forfeited shares and shares held in the suspense account, to payment of any loan made in accordance with subparagraph 3 hereof and interest thereon.

       In the event that dividends paid on all Company stock held in the ESOP are not sufficient to enable the Trustee to make any payment on any loan made in accordance with subparagraph 3 hereof, the Trustee shall sell shares of Company stock held in the suspense account in an amount necessary to permit such payment provided, however, that the Company may elect to make an additional contribution to the Plan in an amount sufficient to enable the Trustee to make all or part of such payment without selling shares of Company stock held in the suspense account.

       In the event that dividends paid on all Company stock held in the ESOP and the amount realized from the sale of Company stock held in the suspense account are not sufficient to enable the Trustee to make any payment on any loan made in accordance with subparagraph 3 hereof, the Company shall make an additional contribution to the Plan in an amount sufficient to enable the Trustee to make such payment or shall pay such amount to the lender.

       6. The shares held in the suspense account shall be released from the suspense account in an amount that bears the same ratio to the total number of shares in the suspense account as the amount of principal and interest paid on the loan bears to the total amount of principal and interest outstanding. The Trustee shall allocate such shares so released to the accounts of members as if the dividends paid on Company stock with respect to shares held in the accounts of members had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account.

       To the extent that the number of shares released from the suspense account at any time is less than the number that would be required for allocation to members' accounts if the dividends paid on Company stock had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account, the Company shall make an additional contribution to the Plan in an amount sufficient to permit the Trustee to acquire additional shares so that the total number of shares allocated to members' accounts shall equal the number that would have been allocated if the dividends paid with respect to Company stock in the accounts of members had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account.

       To the extent that the number of shares released from the suspense account at any time is greater than the number that would be required for allocation to members' accounts if the dividends paid on Company stock had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account, the excess shall be allocated to the accounts of members in an amount proportional to the number of shares of Company stock in their accounts at the date shares are released from the suspense account.

       7. Contributions to the ESOP for any eligible employee who is a highly compensated employee shall be limited to the extent required under the principles described in paragraph V with respect to regular savings contributions and tax-efficient savings contributions.

       8. The Committee is authorized to make such adjustments in the administration of the Plan and the ESOP as it deems necessary, appropriate or desirable to carry out the purposes and intents of this paragraph XXXIII.

       9. In the event that any or all of the tax benefits available under the tax laws on the effective date hereof are restricted or eliminated, as determined by the Company, the Trustee is authorized upon direction by the Company to sell upon such terms, at such times and to such persons, as the Trustee in its sole discretion shall determine, any or all of the shares of Company stock in the suspense account and to use the proceeds of such sale to pay all or part of the loan balance outstanding, together with interest thereon. Any excess shares in the suspense account at such time shall be allocated as provided in subparagraph 6 hereof.





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